UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2023

STITCH FIX, INC.
(Exact name of Registrant as Specified in Its Charter)

Commission file number: 001-38291

Delaware	27-5026540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Montgomery Street, Suite 1100
San Francisco, California 94104
(Address of principal executive offices and zip code)
(415) 882-7765
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.00002 per share	SFIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On June 6, 2023, Stitch Fix, Inc. (the “Company”) announced its financial results for the third quarter of fiscal year 2023 ended April 29, 2023, by issuing a press release. In the press release, the Company also announced that it would be holding a conference call on June 6, 2023, at 2:00 p.m Pacific Time to discuss its financial results for the third quarter of fiscal year 2023 ended April 29, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

The information included in Item 2.02 of this Current Report and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities.

As disclosed prior to the date of this report, the Company previously committed to a restructuring to reduce operating costs (the “Restructuring Plan”). In furtherance of and as an expansion of the Restructuring Plan, on June 6, 2023, the Company announced the closure of its fulfillment centers in Bethlehem, Pennsylvania and Dallas, Texas (the “Bethlehem and Dallas Closures”).

As of April 29, 2023, the Company had incurred $55.0 million in restructuring charges in connection with the Restructuring Plan, excluding charges relating to the Bethlehem and Dallas Closures. As a result of the intended Bethlehem and Dallas Closures, the Company estimates that it will incur between $7 million and $10 million in cash restructuring charges consisting of approximately $5 million to $7 million for separation-related payments, benefits, and related taxes, and $2 million to $3 million for transportation and other closure costs to redistribute inventory to other fulfillment centers. The Company expects that expenses related to the Bethlehem and Dallas Closures will be incurred and paid over the next four fiscal quarters and we anticipate that all expenses will be incurred and paid by the end of the quarter ending April 27, 2024.

The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Restructuring Plan. The Company intends to exclude such charges from its calculation of adjusted EBITDA.

Item 8.01.    Other Events.

On June 6, 2023, the Company announced it will enter a consultation period to explore exiting the market in the United Kingdom. A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated June 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated:	June 6, 2023	By:	/s/ David Aufderhaar
David Aufderhaar
Chief Financial Officer